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EXHIBIT 10.1

                             STANDSTILL AGREEMENT



      STANDSTILL AGREEMENT dated as of March 12, 1997, between Pamrapo Bancorp, Inc., a Delaware corporation (the "Company"), and Roger T. Conlan (Roger T. Conlan together with his associates and affiliates as such terms are defined in Rule 12b-2 of the rules and regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934 shall be referred to as "Conlan").

      WHEREAS, Conlan beneficially owns an aggregate of 278,900 shares (the "Shares") of Common Stock, par value $0.01 per share (the "Common Stock"), of the Company.

      WHEREAS, in consideration for the sale of 278,900 shares of Common Stock at $23.50 per share for an aggregate of $6,554,150 with proxies, the Company and Conlan (together the "Parties) have agreed to enter into and abide by the terms of the Agreement.

      NOW, THEREFORE, in consideration of the foregoing, the parties agree as follows:


                                   ARTICLE I

      SECTION 1.1. Standstill Provisions. (a) Conlan and his affiliates will not, alone or in concert with others (and will not advise, assist or encourage others to), directly or indirectly, unless specifically requested in writing in advance by the Company or specifically approved by a majority of the members of the Board of Directors of the Company (it being understood that Conlan or affiliates of Conlan shall not seek to have the Company or any of the Company's officers, directors, representatives, trustees, employees, attorneys, advisors, agents, affiliates or associates make any such request), for a period of two
(2) years from the date hereof: (i) by purchase or otherwise, acquire, or agree to acquire ownership (including, but not limited to, beneficial ownership) of any additional shares of Common Stock of the Company or direct or indirect rights (including convertible securities) or options to acquire such ownership;
(ii) make any public announcement with respect to, or submit any proposal for, the acquisition of beneficial ownership of additional shares of Common Stock (or direct or indirect rights, including convertible securities, or options to acquire such beneficial ownership), or for or with respect to any extraordinary transaction or merger, consolidation, sale of substantial assets or business combination involving the Company or any of its affiliates, whether or not any parties other than Conlan and his affiliates and associates are involved and whether or not such proposal might require the making of a public announcement by the Company unless (x) such proposal is directed and disclosed solely to the Board of Directors of the Company and (y) the Company shall have requested Conlan in writing in advance of the submission of such proposal; (iii) make, or in any way participate in, any "solicitation" of "proxies" (as such terms are defined or used in Regulation 14A under the Exchange Act) or become a "participant" in any "election contest" (as such terms are defined or used in Rule 14a-11 under the Exchange Act) to vote, or seek to advise or influence any person or entity with respect to the voting of, any voting securities of the Company or any of its affiliates; (iv) form, join or in any way participate in a "group" (as such term is used in Section 13d(3) of the Exchange Act)


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with respect to any securities of the Company or any of its affiliates in connection with any action or matter otherwise prohibited by the terms of this Agreement; (v) initiate or propose any shareholder proposals for submission to a vote of shareholders with respect to the Company or any of its affiliates or propose any person for election to the Board of Directors of the Company or any of its affiliates; (vi) initiate any communication with any customer or supplier of the Company regarding matters relating to the Company with a view towards interfering with or otherwise adversely affecting the relationship between the Company and any such customer or supplier; (vii) otherwise seek to control the management or policies of the Company or any of its affiliates, to obtain representation on the Board of Directors of the Company or any of its affiliates; (viii) disclose to any third party, or make any filing under the Exchange Act (including, without limitation, under Section 13(d) thereof) disclosing, any intention, plan or arrangement inconsistent with the foregoing;
(ix) enter into any discussions, negotiations, arrangements or understandings with any third party with respect to any of the foregoing; (x) sell any Common Stock of the Company, directly or indirectly, unless executed in brokerage transactions; or (xi) request the Company (or any of its officers, directors, representatives, trustees, employees, attorneys, advisers, agents, affiliates or associates) to waive, amend or modify in any material respect any restrictions contained in this Article I (or to waive, amend or modify this clause (xi)), it being understood that no request whatsoever shall be made which (aa) is disclosed by Conlan to any third party or in any filing under the Exchange Act (including, without limitation, under Section 13(d) thereof) or
(bb) the Company might be required to publicly disclose.

      (b) Conlan and any affiliate thereof shall support management proposals and vote the shares of Common Stock owned by them beneficially or of record in favor of such management proposals.


                                  ARTICLE II

      SECTION 2.1. Fees and Expenses. Each party shall pay the fees and expenses of its investment banking advisers, attorneys, accountants and other advisors, if any, and all other expenses incurred by such Party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

      SECTION 2.2. Joint and Several Liability. Conlan and his affiliates shall be jointly and severally liable for any breach of this Agreement.

      SECTION 2.3. No Disclosure. The Company and Conlan each agree not to make (and agree to use their best efforts to cause their officers, directors, representatives, trustees, employees, attorneys, advisors, agents, affiliates and associates not to make) any disclosure with respect to this Agreement, the performance hereof or any matter covered hereby, other than a disclosure of the specific terms hereof; provided, however, that neither the Company nor Conlan shall be restricted from making such disclosure if and to the extent it shall be advised by independent counsel that such disclosure is required by law or administrative regulation or by the regulation of any stock exchange.




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      SECTION 2.4 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect, unless such action would substantially impair the benefits to either party of the remaining provisions of this Agreement.

      SECTION 2.5. Specific Enforcement: No Right to Terminate; Consent to Jurisdiction.

      (a) The Company and Conlan acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they may be entitled by law or equity.

      (b) The parties further agree that they shall not be permitted or have the right to terminate or suspend performance of any provision of this Agreement, it being agreed that all provisions of this Agreement shall continue and be specifically enforceable in all events and under all circumstances regardless of any events, occurrences, actions or omissions before or after the date hereof. In furtherance of the foregoing, the parties agree that they shall not be permitted to, and shall not, bring any claim seeking to terminate or suspend performance of any provision of this Agreement or seeking any determination that any provision of this Agreement (including, without limitation, this Section 2.5) is invalid, inapplicable or unenforceable.

      (c) The Company and Conlan (i) hereby irrevocably submit to the laws of the State of Delaware for the purposes of any claim arising out of or relating to this Agreement and agree that, if at any time either believes that it is entitled, because of a breach of this Agreement, to assert any claim against the other, it will assert such claim only under the laws of the State of Delaware and (ii) hereby waive, and agree not to assert in any such claim that they are not personally subject to the jurisdiction of the laws of the State of Delaware, that such claim is brought in an inconvenient forum or that the venue is improper. The Company and Conlan consent to process being served in any such claim by mailing a copy thereof to the address in effect for notices to the parties under this Agreement and agree that such service upon receipt shall constitute good and sufficient service or process and notice thereof. Nothing in this paragraph shall affect or limit any right to serve process in any other manner permitted by law.

      SECTION 2.6. Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the matters covered hereby and this Agreement may be amended only by an agreement in writing executed by the parties hereto.

      SECTION 2.7. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) when personally delivered or delivered by telex (with correct answer-back received) or telecopy on a business day during normal business hours at the address or number designated below or (b) on the business day following the date of mailing by overnight courier, fully prepaid, addressed to such address.



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      IN WITNESS WHEREOF, the parties have hereunto executed this Agreement as of the day and year first above written.


                                    Pamrapo Bancorp, Inc.

                                          /s/ William J. Campbell
                                    BY:   -----------------------------
                                          William J. Campbell
                                          Chairman of the Board and
                                          Chief Executive Officer

                                    C/O   Pamrapo Bancorp, Inc.
                                          611 Avenue C
                                          Bayonne, New Jersey 07002
                                         (201) 339-4600


                                    CONLAN


                                          /s/ Roger T. Conlan
                                    BY:   -----------------------------
                                          Roger T. Conlan
                                          22 Fawn Drive
                                          Montville, New Jersey 07045




                                          Telephone Number: (201) 263-2143
                                                            (201) 334-2348